AMENDED AND RESTATED
                            EMPLOYMENT AGREEMENT


      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") made the 18th of May, 1993 between Mid-Coast Bancorp, Inc., a Delaware corporation, hereinafter referred to as the "Holding Company"; The Waldoboro Bank, F.S.B., a federally chartered savings bank with its main office located at Route 1, Waldoboro, Maine, hereinafter referred to as the "Savings Bank"; and Wesley E. Richardson, President, Chief Executive Officer and Treasurer of the Savings Bank, hereinafter referred to as "Executive." For purposes of this Agreement, all terms and conditions set forth herein as to Executive's employment with the Savings Bank shall be made applicable to Executive's employment with the Holding Company. This Agreement amends, restates in its entirety and supersedes an employment agreement by and among the Holding Company, the Savings Bank and the Executive dated as of May 15, 1990.

      WHEREAS, the Holding Company and the Savings Bank wish to secure the services of Executive as its President, Chief Executive Officer and Treasurer for an extended period from April 1, 1993 to and including March 31, 1996; and

      WHEREAS, this Agreement is entered into at a time when the parties hereto are not actively considering any proposals for a "change in ownership or control" of the Holding Company or the Savings Bank or a substantial portion of their respective assets, and this Agreement is not entered into in anticipation of any such change. The primary intent of the parties in entering into this Agreement is to set forth the terms of a long-term employment relationship; and

      WHEREAS, Executive is willing to enter into this Agreement for such period upon the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

      1.  Employment.

      The Holding Company and the Savings Bank shall employ Executive. Executive shall serve, as President, Chief Executive Officer and Treasurer of the Holding Company and as the President, Chief Executive Officer and Treasurer of the Savings Bank during the term of employment set forth in
Section 2 of this Agreement. Executive shall report only to the board of directors of the Holding Company and the board of directors of the Savings Bank, as appropriate, and his powers and authority shall be superior to those of any other officer or employee of the Holding Company or the Savings Bank or of any subsidiary thereof. Executive agrees to serve as a member of any committee of the board of directors during such term of employment.

      Except for a termination for just cause as defined in Section 7.1 of this Agreement, if at any time during the term of employment the board of directors of the Holding Company or the Savings Bank shall fail to reelect Executive as President, Chief Executive Officer and Treasurer of the Holding Company or as President, Chief Executive Officer and Treasurer of the Savings Bank or shall remove him from such offices, or if at any time during the term of employment Executive shall fail to be vested by the Holding Company and the Savings Bank with the powers and authority of the President, Chief Executive Officer and Treasurer of the Savings Bank as described above, Executive shall have the right, by written notice to the Holding Company and the Savings Bank satisfying the requirements of Section 7.9(c), to terminate his services hereunder, and Executive shall have no further obligation under this Agreement. Termination of Executive's services under this Section 1 shall be treated as a termination of employment by the Holding Company and the Savings Bank other than for just cause and shall be governed by the provisions of
Section 7.9(d) of this Agreement.

      2.  Term of Employment.

      The initial term of employment hereunder shall be for a period of three years commencing on the date of this Agreement. This Agreement shall be extended automatically for one additional year on each anniversary date hereof commencing with the first anniversary date of this Agreement, unless either the Holding Company, the Savings Bank or Executive gives contrary written notice to the other not less than 30 days, or more than 90 days, in advance of each anniversary date hereof on which this Agreement would otherwise be extended. The board of directors of the Holding Company (acting through its Compensation Committee) shall review the terms of this Agreement annually. References herein to the term of this Agreement shall refer both to the initial term and any successive terms. The term of this Agreement may be changed by mutual consent of the Holding Company, the Savings Bank and Executive.

      3.  Compensation.

      The Savings Bank shall pay or cause to be paid to Executive during the term of employment a base salary of not less than eighty two thousand sixty seven dollars ($82,067) per annum, payable in weekly installments during each year of such term. It is understood that the Savings Bank may, in the discretion of its board of directors, increase such base salary in light of Executive's job duties and performance and such other factors as increases in the cost of living.

      4.  Discretionary Bonuses.

      The Executive shall be entitled to participate in an equitable manner with other executive employees of the Savings Bank in discretionary bonuses as authorized and declared by the board of directors of the Savings Bank to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for Executive's right to participate in such bonuses when and as declared by the board of directors of the Savings Bank.

      5.  Participation in Retirement and Employee Benefit Plans; Fringe
          Benefits.

      Executive shall be entitled to participate in any plan of the Holding Company or the Savings Bank relating to stock options, stock appreciation, stock grants or purchases, pension, thrift, deferred compensation, profit-sharing, group life insurance, medical coverage, education or other retirement or employee benefits that the Holding Company or the Savings Bank may adopt for the benefit of its executive employees. Executive shall be entitled to participate in any other fringe benefits which may be or become applicable to the Holding Company or the Saving Bank's executive employees, including reimbursement for reasonable expenses incurred in the performance of his duties, the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by Executive under this Agreement.

      6.  Vacations.

      Executive shall be entitled to an annual paid vacation of four weeks per year or such longer period as the board of directors of Holding Company and the Savings Bank may approve. The timing of paid vacations shall be scheduled in a reasonable manner by Executive. Executive shall not be entitled to receive any additional compensation from the Holding Company or the Savings Bank on account of his failure to take a paid vacation. Executive shall also not be entitled to accumulate unused paid vacation time from one calendar year to the next, except with the approval of the board of directors of the Holding Company or the Savings Bank.

      7.  Termination of Employment.

            7.1 The Holding Company and the Savings Bank shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 7.9.(c) hereunder, to terminate Executive's employment hereunder, including termination for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for the following events:

                  (i) personal dishonesty, incompetence, willful misconduct;

                  (ii)   breach of fiduciary duty involving personal profit;

                  (iii)  intentional failure to perform stated duties;

                  (iv) conviction of a felony, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or

                  (v) material breach of any provision of this Agreement as determined by a court of competent jurisdiction or a federal or state regulatory agency having jurisdiction over the Holding Company or the Savings Bank or termination pursuant to Sections 7.5, 7.6 or
                         7.7 hereof.

      For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Holding Company or the Savings Bank; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to the Holding Company or the Savings Bank or counsel to the Executive shall not be deemed to be willful.

            7.2 In the event employment is terminated for just cause as defined in Section 7.1 hereof, Executive shall have no right to compensation or other benefits for any period after such date of termination. If Executive is terminated by the Holding Company or the Savings Bank other than for just cause as defined in Section 7.1 hereof, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 7.9(d) hereof.

            7.3 Executive shall have the right, upon prior written Notice of Termination of not less than ninety (90) days satisfying the requirements of
Section 7.9(c) hereof, to terminate his employment hereunder, but in such event, Executive shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for good reason (as defined), pursuant to Section 7.9(a) hereof. If Executive provides a Notice of Termination for good reason, the date of termination shall be the date on which a Notice of Termination is given.

            7.4 If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Holding Company or the Savings Bank's affairs pursuant to notice served under Section 8(e)(3) or
(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)
(1)), the Holding Company or the Savings Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Holding Company and the Savings Bank shall: (i) pay Executive all the compensation withheld while contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

            7.5 If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Holding Company or Savings Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Holding Company or the Savings Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the Executive as of the date of termination shall not be affected.

            7.6 All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary of the continued operation of the Savings Bank (i) By the Director of the OTS or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in 13(c) of the Federal Deposit Insurance Act; or (ii) By the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director to be in an unsafe or unsound condition.

Any rights of the parties that have already vested, however, shall not be affected by such action.

            7.7 If the Savings Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under the Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the Executive.

            7.8 In the event that Executive institutes any legal action to enforce his rights under, or to recover damages of breach thereof, this Agreement, the Executive, if he is the prevailing party, shall be entitled to recover from the Holding Company or the Savings Bank any actual expenses (up to a maximum of $______________) for attorneys' fees and disbursements incurred by him. Such reimbursement shall be in addition to all rights to which Executive is otherwise entitled under this Agreement.

            7.9. (a) Executive may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean:

                  (A) a failure by the Holding Company or the Savings Bank to comply with any material provisions of this Agreement, which failure has not been cured within thirty (30) days after a notice of such non-compliance has been given by Executive to the Holding Company or the Savings Bank;

                  (B) if, subsequent to a change in control of the Holding Company or the Savings Bank, and without Executive's express written consent, the Executive should determine in good faith that any of the following have occurred: (i) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with the Holding Company and the Savings Bank immediately prior to a change in control of the Holding Company or the Savings Bank; (ii) a change in Executive's reporting responsibilities, titles or offices as in effect immediately prior to a change in control of the Savings Bank; any removal of Executive from, or any failure to re-elect Executive to, any of such positions, except in connection with a termination of employment for just cause, disability, death, retirement or pursuant to Sections 7.1 or 7.5 hereof; (iii) a reduction in Executive's annual salary as in effect immediately prior to a change in control or as the same may be increased from time to time; or (iv) the failure to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which Executive is participating at the time of a change in control of the Holding Company or the Savings Bank, or the taking of any action which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans; or

                  (C) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 7.9.(c) hereof (and for purposes of this Agreement no such purported termination shall be effective). Executive shall not be deemed to have voluntarily left the employ of the Holding Company or the Savings Bank if he terminates his employment for good reason.

            7.9. (b) For purposes of this Agreement, a "change in control of the Holding Company or the Savings Bank" shall be deemed to have occurred if:

                  (A) any "reporting person" (as such term is used in Sections 13(D) of the Securities and Exchange Commission ("SEC") and any successor schedules) or an "affiliate" of such reporting person (as that term is defined under SEC Rule 13d-3 and any amendments thereto) in effect on the date of this Agreement, other than the Holding Company or the Savings Bank or any "person" who on the date hereof is a director or officer of the Holding Company or the Savings Bank, is or becomes the "beneficial owner" (as defined in SEC Rule 13d-3), directly or indirectly, of securities of the Holding Company or the Savings Bank representing 25% or more of the combined voting power of the Holding Company or the Savings Bank's then outstanding securities; or

                  (B) Any person becomes the beneficial owner, directly or indirectly, of greater than 10% but less than 25%, of the outstanding shares of any class of voting stock issued by the Holding Company, if the Board of Directors of the Holding Company, the Office of Thrift Supervision ("OTS"), or other appropriate regulatory authority, has made a determination that such beneficial ownership constitutes or will constitute control of the Holding Company or the Savings Bank; or

                  (C) Any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Holding Company holds revocable or irrevocable proxies as to the election or removal of two or more directors of the Holding Company for 25% or more of the total number of voting shares of the Holding Company; or

                  (D) The OTS or other appropriate regulatory authority has given the required approval of non-objection to the acquisition of control of the Holding Company or the Savings Bank; or

                  (E) Any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of voting shares of the Holding Company, whether or not the required approval or non-objection for such acquisition has been received from the OTS or other appropriate regulatory authority, if the Holding Company's Board of Directors has made a determination that such action constitutes or will constitute a Change in Control; or

                  (F) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the board of directors of the Holding Company or the Savings Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

            7.9. (c) Any termination of Executive's employment by the Holding Company or the Savings Bank or by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (A) indicate the specific termination provision in this Agreement relied upon; (B) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated; (C) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Holding Company's or the Savings Bank's termination of Executive's employment for just cause pursuant to Section 7.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (D) be given in the manner specified in Section 12 hereof.

            7.9. (d) If Executive shall terminate his Employment for good reason pursuant to subpart (B) of Section 7.9.(a) hereof, then in lieu of any further salary payments to Executive for periods subsequent to the date of termination, the Holding Company or the Savings Bank shall pay as severance to Executive an amount equal to (A) the average aggregate annual compensation paid to the Executive and includable in the Executive's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs (or such lesser amount of time if the Executive has not been employed by the Holding Company or the Savings Bank for five years at the time of termination) by the Holding Company or the Savings Bank and any of its subsidiaries subject to United States income tax, multiplied by (B) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination; provided, however, that if the lump sum severance payment under this Section 7.9.(d), either alone or together with other payments which the Executive has a right to receive from the Holding Company or the Savings Bank, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 7.9.(d) being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 7.9.(d) pursuant to the foregoing provision shall be made by independent counsel to the Holding Company or the Savings Bank in consultation with the independent certified public accountants of the Holding Company or the Savings Bank.

            7.9. (e) If Executive shall terminate his employment for good reason as defined in sub-part (A) or (C) of Section 7.9.(a) hereof or if Executive is terminated by the Holding Company or Savings Bank for other than just cause as defined in Section 7.1 hereof, then in lieu of any further salary payments to Executive for periods subsequent to the date of termination, the Holding Company or Savings Bank shall pay as severance to Executive an amount equal to the product of (A) Executive's current annual compensation, including base salary and any bonuses which he would have received, as of the date of termination multiplied by (B) the lesser of the number of years (including partial years) remaining in the term of employment hereunder or the number 2.99, such payment to be made in substantially equal weekly installments on the Friday of each week, or if these days are non-business day, commencing with the month in which the date of termination occurs and continuing for the number of consecutive weekly payment dates (including the first such date aforesaid) equal to the product obtained by multiplying the number of years (including partial years) applicable under (B) above by 24. During the period that the payments provided for in this Section 7.9(e) are being made, the Executive and anyone entitled to claim under or through the Executive shall be entitled to all benefits under the group hospitalization plan, health care plan, dental benefit plan, or other present or future similar group employee benefit plan or program of the Holding Company or the Savings Bank for which its executive/employees are eligible, to the same extent as if the Executive had continued to be an employee of the Holding Company or the Savings Bank during such period and such benefits shall, to the extent not paid under any such plan or program, be paid by the Holding Company or the Savings Bank.

            7.9. (f) Executive shall not be required to mitigate the amount of any payment provided for in paragraph (d) or (e) of this Section 7.9 by seeking other employment or otherwise.

            7.9. (g) In the event the Executive's employment with the Holding Company or the Savings Bank is terminated voluntarily by the Executive, without good reason as that term is defined herein, Executive agrees that, for a period of three (3) years from the date of such voluntary termination, he shall not accept employment with any financial institution which has an office in Lincoln or Knox County, Maine.

      8.  Death or Disability.

      Anything contained in this Agreement to the contrary notwithstanding, if during the term of this Agreement, Executive dies or becomes permanently disabled, the Holding Company or the Savings Bank shall be obligated to pay (in case of death) to his beneficiary or beneficiaries designated in writing, or to his estate in the absence or lapse of such designation, or (in the case of permanent disability) to Executive or his representative, the full base salary provided in Section 3 above for one year following such death or disability; provided, however, that in the event of Executive's death, the Holding Company or the Savings Bank shall be obligated to make such payment in a lump sum within 120 days of the date of death. In the event of such disability, Executive shall continue to participate in all plans and programs of the Holding Company or the Savings Bank referred to in Section 5 hereof to the extent that such continued participation is possible under the general terms and provisions of such plans and programs. For purposes hereof, permanent disability means inability to perform the services required hereunder due to physical or mental disability which continues for one hundred eighty (180) consecutive days or more in any twelve (12) month period. Evidence of such disability shall be certified by a physician acceptable to both the Holding Company, the Savings Bank and Executive.

      9.  Payment Obligations Absolute.

      The Holding Company and the Savings Bank's obligation to pay Executive the compensation and other benefits provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counter claim, recoupment, defense or other rights which the Holding Company or the Savings Bank may have against Executive. All amounts payable by the Holding Company or Savings Bank hereunder shall be paid without notice or demand.

      10.  Continuing Obligations.

      Executive shall retain in confidence any confidential information known to him concerning the Holding Company or the Savings Bank and their business so long as such information is not publicly disclosed.

      11.  Amendments or Additions; Action by the Boards of Directors.

      No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties. No waiver by either party hereto at any time of any breach by the other party hereto of or in compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The prior approval by a two-thirds affirmative vote of the full boards of directors of the Holding Company or the Savings Bank shall be required in order for the Holding Company or Savings Bank to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of the employment of Executive with or without cause under Section 7 hereof.

      12.   Notices.

      All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Holding Company's or the Savings Bank's case, to their Secretaries) or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of Executive, to his last known address as carried on the personnel records of the Savings Bank and, in the case of the Holding Company or the Savings Bank, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by notice to the other party.

      13.  Prior Agreements.

      This Agreement supersedes and replaces all prior Agreements of Employment between the parties.

      14.  Assigns and Successors.

      The rights and obligations of the Holding Company and the Savings Bank under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Holding Company or the Savings Bank. They will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company or the Savings Bank, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Holding Company or the Savings Bank would be required to perform it if no such succession had taken place.

      15.  Construction.

      This Agreement shall be construed under the laws of the State of Maine. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

      16.  Effective Date.

      The Agreement shall become effective as of the date hereof.

      17.  Indemnification.

      The Holding Company and the Savings Bank shall indemnify and hold the Executive harmless to the maximum extent permitted by law against judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Executive in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made, or is threatened to be made, a party by reason of the fact that he is or was an officer or director of the Holding Company or the Savings Bank. The undertakings of this Section 17 are independent of and shall not be limited or prejudiced by any other undertaking to reimburse Executive of his legal expenses and costs under this Agreement. The Holding Company and the Savings Bank further represent and warrant that the Executive is and shall continue to be covered and insured up to the maximum limits provided by all insurance which the Holding Company or the Savings Bank maintains to indemnify their directors and officers; and that the Holding Company and the Savings Bank will exert its best efforts to maintain such insurance, in not less than its present limits, in effect through the term of this employment. The Holding Company and the Savings Bank hereby warrant and represent that the undertakings of payment, indemnification and maintenance of insurance covering the Executive set forth in this Agreement are not in conflict with the articles of incorporation or bylaws of the Holding Company or the Charter and bylaws of the Savings Bank, or with any validly existing agreement or other proper corporate action of the Holding Company or the Savings Bank.

      18.  General Provisions.

      The parties hereto acknowledges that this Agreement was drafted by the law firm of Thompson & Mitchell which at various times has served as special counsel to the Holding Company and the Savings Bank. Executive acknowledges that he is sophisticated in business matters (including, but not limited to, employment agreements) and that he has had the opportunity to seek independent legal advice. Executive specifically waives any actual or apparent conflict of interest of Thompson & Mitchell in connection with the preparation and negotiation of this Agreement.



      IN WITNESS WHEREOF, the Holding Company and the Savings Bank have caused this Agreement to be executed by their duly authorized officers and Executive has executed this Agreement, all as of the 18th day of May, 1993.

                                        MID-COAST BANCORP, INC.


Attest:  /s/ Robert Carter, Jr.         By: /s/ Waite W. Weston
         --------------------------         ----------------------------
         Vice President


                                        THE WALDOBORO BANK, F.S.B.

Attest:  /s/ Robert Carter, Jr.         By: /s/ Waite W. Weston
         --------------------------         ----------------------------
         Vice President


                                            /s/ Wesley Richardson
                                            ----------------------------
                                            Executive